Exhibit 4.2

OMNIBUS AMENDMENT NO. 3 TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS OMNIBUS AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of November 17, 2011, is among Plains Exploration & Production Company, a Delaware corporation (the “Borrower”), the several banks and other financial institutions signatories hereto, and JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of August 3, 2010 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”).

B. The Borrower has requested the Lenders to approve this Amendment to amend certain terms and provisions of the Credit Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower and the Lenders agree as follows:

1. Defined Terms. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment have the meanings assigned to those terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The definition of “Borrowing Base Deficiency” in Section 1.02 of the Credit Agreement is hereby amended to read as follows:

“Borrowing Base Deficiency” occurs if at any time the sum of (a) the total Revolving Credit Exposures and (b) the Plains Offshore Revolving Credit Exposure exceeds the Borrowing Base then in effect.

(b) The definition of “Borrowing Base Utilization Percentage” in Section 1.02 of the Credit Agreement is hereby amended to read as follows:

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of (a) the Revolving Credit Exposures of the Lenders on such day and (b) the Plains Offshore Revolving Credit Exposure on such day, and the denominator of which is the Borrowing Base in effect on such day.

(c) The definition of “Debt” in Section 1.02 of the Credit Agreement is hereby amended by amending the last paragraph of the definition to read as follows:

For the avoidance of doubt, “Debt” does not include (i) obligations in respect of Swap Agreements, (ii) indemnities incurred in the ordinary course of business or in connection with the disposition of assets, (iii) any non-cash employee or director compensation, (iv) any compensation paid to employees or directors pursuant to stock appreciation rights, (v) obligations under operating leases or (vi) obligations, guarantees or indemnities by the Borrower or any Restricted Subsidiary of operating agreements or other similar or customary agreements or as required by governmental or regulatory bodies, in each case made or entered into in the ordinary course of the oil and gas business.

(d) The definition of “Senior Notes” in Section 1.02 of the Credit Agreement is hereby amended to read as follows:

“Senior Notes” means (i) the $600,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2015, (ii) the $565,000,000 aggregate principal amount of 10% Senior Notes due 2016, (iii) the $500,000,000 aggregate principal amount of 7% Senior Notes due 2017, (iv) the $400,000,000 aggregate principal amount of 7 5/8% Senior Notes due 2018, (v) the $400,000,000 aggregate principal amount of 8 5/8% Senior Notes due 2019, (vi) the $300,000,000 7 5/8% Senior Notes due 2020, and (vii) the $600,000,000 6.625% Senior Notes due 2021, in each case issued by the Borrower pursuant to the Senior Indenture.

(e) The definition of “Subsidiary” in Section 1.02 of the Credit Agreement is hereby amended to read as follows:

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner other than the Point Arguello Partnerships; provided, however, that none of Sepulveda Oil and Gas Company, Nuevo Energy Company, Plains Offshore and any Subsidiary of Plains Offshore shall be a Subsidiary of the Borrower. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

(f) Section 1.02 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Amendment No. 3” means Amendment No. 3 dated as of November 17, 2011, among the Borrower, the Guarantors, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 3 Effective Date” means the date that Amendment No. 3 became effective under Section 4 thereof.

“BOEMRE” means the Bureau of Ocean Energy Management, Regulation and Enforcement, the Bureau of Ocean Energy Management and/or the Bureau of Safety and Environmental Enforcement, formerly known as the Minerals Management Service, Department of the Interior, United States of America, and any successor thereto.

“Deepwater Assets” means Oil and Gas Properties located in the Gulf of Mexico that are conveyed to Plains Offshore pursuant to the Deepwater Transaction Documents.

“Deepwater Transaction Documents” means (a) the Contribution Agreement dated on or around November 18, 2011 among the Borrower, Plains Offshore Inc., PXP Resources LLC and Plains Offshore, (b) the Management Services and Operating Agreement dated on or around November 18, 2011 between the Borrower and Plains Offshore, (c) the Tax Matters Agreement dated on or around November 18, 2011 by and between the Borrower and Plains Offshore, (d) the Stockholders Agreement dated on or around November 17, 2011 among Plains Offshore, the Borrower, PXP Resources LLC and the purchasers party thereto and (e) the Securities Purchase Agreement dated October 28, 2011 by and among Plains Offshore, the Borrower and the purchasers party thereto.

“Intercreditor Agreement” means the Intercreditor Agreement among the Borrower, the Guarantors, the Administrative Agent and the administrative agent under the Plains Offshore Credit Agreement.

“Plains Offshore” means Plains Offshore Operations Inc., a Delaware corporation.

“Plains Offshore Credit Agreement” means the Credit Agreement dated as of November 18, 2011 among Plains Offshore, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Plains Offshore Guaranty Agreement” means the Guaranty and Collateral Agreement dated as of November 18, 2011 among the Borrower, the other guarantors party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent.

“Plains Offshore Revolving Credit Exposure” means the aggregate “Revolving Credit Exposure” as defined in the Plains Offshore Credit Agreement of all lenders under the Plains Offshore Credit Agreement less any cash collateral posted by the Borrower pursuant to Section 2.08 of the Plains Offshore Guaranty Agreement.

(g) The third sentence of Section 2.02(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding unless the Administrative Agent otherwise agrees.

(h) Section 2.11(d) of the Credit Agreement is hereby amended by replacing “Section 2.11(b)(i)” referred to therein with “Section 2.11(c)(i)”.

(i) New Sections 3.04A(a) and (b) are hereby added to the Credit Agreement to read as follows:

Section 3.04A Additional Mandatory Prepayments.

(a) Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 or Section 9.02(a)(ix), if a Borrowing Base Deficiency exists, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make 50% of such prepayment and/or deposit of cash collateral within 90 days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs and to make the balance of such prepayment within 180 days of such date; provided that all payments required to be made pursuant to this Section 3.04(A)(a) must be made on or prior to the Termination Date.

(b) Upon any adjustments to the Borrowing Base pursuant to Section 9.12(d), if a Borrowing Base Deficiency exists, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the date it or any Subsidiary receives proceeds as a result of such disposition; provided that all payments required to be made pursuant to this Section 3.04(A)(b) must be made on or prior to the Termination Date.

(j) Section 7.06 of the Credit Agreement is hereby amended to read as follows:

Section 7.06 Environmental Matters. Except as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, or as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d), (e) and with respect to remedial work, (f) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect) and excluding approvals from BOEMRE or any other Governmental Authority customarily obtained after the closing of sales or transfers involving assets in the Gulf of Mexico:

(a) neither any Property of the Borrower, any Restricted Subsidiary or Plains Offshore nor the operations conducted by the Borrower, any Restricted Subsidiary or Plains Offshore thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

(b) no Property of the Borrower, any Restricted Subsidiary or Plains Offshore nor the operations currently conducted thereon or, to the knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or, to the Borrower’s knowledge, threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

(c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower, each Restricted Subsidiary and Plains Offshore, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and the Borrower, each Restricted Subsidiary and Plains Offshore are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d) all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of the Borrower, any Restricted Subsidiary or Plains Offshore have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or, to the Borrower’s knowledge, threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e) the Borrower has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and to the Borrower’s knowledge, there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of the Borrower, any Restricted Subsidiary or Plains Offshore except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment; and

(f) none of the Borrower, the Restricted Subsidiaries and Plains Offshore has any known contingent liability or remedial work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

(k) Section 7.07(a) of the Credit Agreement is hereby amended by adding the following to the end thereof:

and except for approvals from BOEMRE or any other Governmental Authority customarily obtained after the closing of sales or transfers involving assets in the Gulf of Mexico.

(l) Section 7.09 of the Credit Agreement is hereby amended to read as follows:

Section 7.09 Taxes. Each of the Borrower, its Subsidiaries and Plains Offshore has timely filed or caused to be filed all federal income and other material Tax returns and reports required to have been filed (or obtained extensions with respect thereto) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower, such Subsidiary or Plains Offshore, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. No action to enforce any Tax Lien has been commenced.

(m) Section 8.09 of the Credit Agreement is hereby amended to read as follows:

Section 8.09 Environmental Matters.

(a) Except to the extent that the failure to comply could not reasonably be expected to have a Material Adverse Effect, (i) at its sole expense, the Borrower shall, and shall cause each Subsidiary and Plains Offshore to, comply with all applicable Environmental Laws, including, without limitation, (x) all licensing, permitting, notification, and similar requirements of Environmental Laws, and (y) all provision of Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hydrocarbons and (ii) the Borrower shall, and shall cause each Subsidiary and Plains Offshore to, promptly pay and discharge when due all claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with applicable Environmental Laws.

(b) To the extent the Borrower, a Subsidiary or Plains Offshore is not the operator of any Property, none of the Borrower, its Subsidiaries and Plains Offshore shall be obligated to directly perform any undertakings contemplated by the covenants and agreements contained in this Section 8.09 which are performable only by such operators and are beyond the control of the

Borrower, any of its Subsidiaries and Plains Offshore. Notwithstanding the above and except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower shall be obligated to enforce such operators’ contractual obligations to maintain, develop and operate the Oil and Gas Properties subject to such operating agreements, and the Borrower shall, and shall cause its Subsidiaries and Plains Offshore to, use commercially reasonable efforts to cause the operator to comply with this Section 8.09.

(n) Section 8.15 of the Credit Agreement is hereby amended to read as follows:

Section 8.15 Unrestricted Subsidiaries and Plains Offshore. The Borrower:

(a) will cause the management, business and affairs of each of the Borrower and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries and Plains Offshore to creditors and potential creditors thereof and by not permitting Properties of the Borrower and its respective Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation and Plains Offshore will be treated as a corporate entity separate and distinct from the Borrower and the Restricted Subsidiaries;

(b) except as expressly permitted by Sections 9.02 and 9.06, will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries or Plains Offshore; and

(c) will not permit any Unrestricted Subsidiary or Plains Offshore to hold any Equity Interest in, or any Debt of, the Borrower or any Restricted Subsidiary.

(o) Clause (xi) of Section 9.02(a) of the Credit Agreement is amended in its entirety as follows:

Any renewals, refinancings or extensions of any Debt described in clauses (ii), (iii), (vi) and (ix) of this Section 9.02; provided, however, that (A) except as otherwise permitted herein, the amount of such Debt being renewed, refinanced or extended is not increased at the time of such renewal, refinancing, or extension except by an amount equal to accrued and unpaid interest thereon and a reasonable premium or other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such renewal, refinancing or extension and by an amount equal to any existing commitments unutilized thereunder, (B) any refinancing of Debt described in clause (ix) shall comply with the provisions of such Section 9.02(ix)(A) through (F), and (C) for avoidance of doubt, the issuance or incurrence of Debt the proceeds of which are used to repay or defease any of the Senior Notes (or to repay any Loans used to repay or defease any of the Senior Notes) within 75 days of receipt of the net proceeds from such issuance or incurrence shall constitute a refinancing for purposes of this clause (xi).

(p) A new clause (xiii) of Section 9.02(a) of the Credit Agreement is hereby added as follows:

(xiii) guarantees by the Borrower and the Restricted Subsidiaries of Debt of Plains Offshore and its Subsidiaries under the Plains Offshore Credit Agreement; provided, that such Debt may not exceed $300,000,000 in the aggregate at any time.

(q) A new clause (k) of Section 9.03 of the Credit Agreement is hereby added as follows:

(k) Liens securing Debt permitted by Section 9.02(a)(xiii); provided, that such Liens are subject to the Intercreditor Agreement at all times.

(r) Clause (ii) of Section 9.04(d) of the Credit Agreement is hereby amended by replacing “$1,000,000,000” with “$1,600,000,000”.

(s) The proviso in Section 9.05(a) of the Credit Agreement is hereby amended to read as follows:

provided, however, that the Borrower may Redeem all or a portion of the principal amount of any of the Senior Notes or any Permitted Additional Debt to the extent that it could make a Restricted Payment in respect of Equity Interests under Section 9.04(d)) (plus any premiums, interest, or other fees and expenses incurred in connection with the Redemption of such principal amount of the Senior Notes or Permitted Additional Debt); provided further that nothing in this Section 9.05(a) shall prohibit or otherwise restrict any Redemptions in connection with any refinancings of any of the Senior Notes or Permitted Additional Debt permitted under Section 9.02 above;

(t) Clause (iii) of Section 9.06(g) of the Credit Agreement is hereby amended to read as follows:

(iii) made by the Borrower or any Restricted Subsidiary in or to Unrestricted Subsidiaries, Nuevo Energy Company, Sepulveda Oil and Gas Company, Plains Offshore and all other Restricted Subsidiaries which are not Guarantors; provided that, with respect to any Investment described in clause (iii), (A) the aggregate amount at any one time of all such Investments (valued as of the date of such Investment, and without duplication of any further Investment thereof by such Person) made after the Amendment No. 3 Effective Date shall not exceed $250,000,000; (B) no Default or Event of Default has occurred and is continuing at the time such Investment is made or would result from the making of such Investment, and (C) the Borrower’s Minimum Liquidity after giving effect to such Investment is not less than $115,000,000;

(u) Section 9.06(l) of the Credit Agreement is hereby amended to read as follows:

(l) guarantees by the Borrower and the Restricted Subsidiaries of Debt permitted by Section 9.02(a)(i), Section 9.02(a)(iii), Section 9.02(a)(iv), Section 9.02(a)(vi), Section 9.02(a)(viii), Section 9.02(a)(ix), Section 9.02(a)(x), Section 9.02(a)(xi) and Section 9.02(a)(xiii).

(v) Section 9.06 of the Credit Agreement is hereby amended by redesignating clause (v) as clause (w) and inserting the following new clause (v) immediately after clause (u):

(v) Investments by the Borrower or any Restricted Subsidiary in or to Plains Offshore (including indirectly by means of Investments in any Restricted Subsidiaries that are equityholders of Plains Offshore for further investment into Plains Offshore) consisting of (i) the Deepwater Assets pursuant to the transactions effected pursuant to Deepwater Transaction Documents, (ii) Investments in an amount not to exceed $300,000,000, (iii) guarantees permitted pursuant to Sections 9.02(a)(x) and (xiii), and (iv) obligations, guarantees or indemnities of operating agreements or other similar or customary agreements or as required by governmental or regulatory bodies, in each case made or entered into in the ordinary course of the oil and gas business.

(w) Section 9.07(c) of the Credit Agreement is hereby amended by deleting the phrase “and Section 9.14”.

(x) The first sentence of Section 9.09 of the Credit Agreement is hereby amended to read as follows:

The Borrower will not use the proceeds of the Loans for any purpose other than for general corporate purposes, including, without limitation (i) intercompany indebtedness, (ii) the making of Restricted Payments, and (iii) Investments permitted under Section 9.06.

(y) Section 9.11(a)(i)(C) of the Credit Agreement is hereby amended by deleting the phrase “subject to compliance with Section 9.14”.

(z) Section 9.13 of the Credit Agreement is hereby amended by adding the following at the end thereof:

; provided, that the foregoing provisions of this Section shall not prohibit (a) the Borrower or any of its Restricted Subsidiaries from engaging in the transactions permitted by Sections 9.02(a), 9.03(k), 9.04 and 9.06, (b) any corporate sharing agreements with respect to tax sharing and general overhead and administrative matters, and (c) the Borrower or any of its Restricted Subsidiaries from engaging in the transactions described in the Deepwater Transaction Documents.

(aa) Section 9.15 of the Credit Agreement is hereby amended by adding after “Security Instruments,” in clause (i) thereof the phrase “or Intercreditor Agreement,”.

(bb) Clauses (viii), (ix), (x), (xi) and (xii) of Section 12.03(b) of the Credit Agreement are hereby amended to read as follows:

(viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER, ANY SUBSIDIARY OR PLAINS OFFSHORE OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER, ANY SUBSIDIARY OR PLAINS OFFSHORE WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER, ANY SUBSIDIARY OR PLAINS OFFSHORE, (x) THE PAST OWNERSHIP BY THE BORROWER, ANY SUBSIDIARY OR PLAINS OFFSHORE OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER, ANY SUBSIDIARY OR PLAINS OFFSHORE OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER, ANY OF ITS SUBSIDIARIES OR PLAINS OFFSHORE, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER, ANY OF ITS SUBSIDIARIES OR PLAINS OFFSHORE,

3. Section 9.l4(b) of the Guaranty Agreement is hereby amended to read as follows:

(b) Release of Guarantors and Sureties. Upon the request of the Borrower (and at the Borrower’s expense), the Administrative Agent shall release (i) from its obligations under the Guaranty Agreement each Guarantor that (A) is not a Material Domestic Restricted Subsidiary and (B) is not required to guarantee the Indebtedness pursuant to Section 8.13 of the Credit Agreement and (ii) the pledge of the Equity Interests of each Subsidiary that is not a Restricted Subsidiary.

4. Conditions to Effectiveness. This Amendment will become effective on the date that the following conditions have been satisfied or waived:

(a) The Administrative Agent shall have received this Amendment, executed and delivered by the Borrower, the Guarantors, the Administrative Agent and the Majority Lenders;

(b) The representations and warranties of the Borrower in Section 4 of this Amendment shall be true and correct; and

(c) Substantially concurrent with closing of this Amendment, Plains Offshore Operations Inc. shall be issuing and selling its equity-based securities which will result in gross proceeds of at least $450,000,000.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:

(a) This Amendment has been duly authorized by all necessary corporate action and constitutes the binding obligation of the Borrower.

(b) Each of the representations and warranties made by the Borrower and the Guarantors in or pursuant to the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof, as if made (after giving effect to this Amendment) on and as of such date, except for any representations and warranties made as of a specified date, which were true and correct in all material respects as of such specified date.

(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

(d) Since the date of the most recent audited financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 8.01(a) of the Credit Agreement, there has been no material adverse effect on the business, operations, Property or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, excluding the effect of events, developments and circumstances affecting the oil and gas exploration and production industry generally.

6. Continuing Effect of the Credit Agreement. This Amendment does not constitute a waiver of any provision of the Credit Agreement and, except as expressly provided herein, is not to be construed as a consent to any action on the part of the Borrower that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents. The Borrower hereby confirms and ratifies the Credit Agreement as amended hereby and each of the other Loan Documents to which it is a party and acknowledges and agrees that the same continue in full force and effect as amended hereby (as applicable).

7. Reference to the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein” or words of like import refer to the Credit Agreement, as amended and affected hereby.

8. Designation as Loan Document. This Amendment is a Loan Document.

9. Counterparts. This Amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, facsimile or other electronic (e.g., “.pdf”) form and all of such counterparts taken together constitute one instrument.

10. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment. References in this Amendment to a section number are to such sections of the Credit Agreement unless otherwise specified.

11. Headings Descriptive. The headings of the several sections of this Amendment are inserted for convenience only and do not in any way affect the meaning or construction of any provision of this Amendment.

12. Governing Law. This Amendment is governed by and will be construed in accordance with the law of the State of New York.

13. Payment of Expenses. The Borrower shall pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

14. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties are signing this Amendment as of the date first above written.

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 3

Each of the undersigned (i) acknowledges, consents and agrees to this Amendment and each of the terms and provisions contained herein, and (ii) agrees that the Loan Documents to which it is a party remain in full force and effect and continue to be the legal, valid and binding obligation of such Person.

ARGUELLO INC.

LATIGO PETROLEUM, INC.

PLAINS ACQUISITION CORPORATION

PLAINS OFFSHORE INC.

PLAINS RESOURCES INC.

POGO PARTNERS, INC.

POGO PRODUCING COMPANY LLC

PXP AIRCRAFT LLC

PXP GULF COAST LLC

PXP LOUISIANA L.L.C.

PXP LOUISIANA OPERATIONS LLC

By:	/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Vice President and Treasurer

Signature Page to Amendment No. 3

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Michael A. Kamauf
Name:	Michael A. Kamauf
Title:	Vice President

Signature Page to Amendment No. 3

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

Signature Page to Amendment No. 3

BANK OF MONTREAL

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Director

Signature Page to Amendment No. 3

THE BANK OF NOVA SCOTIA

By:	/s/ Marc Graham
Name:	Marc Graham
Title:	Director

Signature Page to Amendment No. 3

BANK OF SCOTLAND PLC

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Vice President

Signature Page to Amendment No. 3

BARCLAYS BANK PLC

By:	/s/ Vanessa A. Kurbatskiy
Name:	Vanessa A. Kurbatskiy
Title:	Vice President

Signature Page to Amendment No. 3

BNP PARIBAS

By:	/s/ Greg Smothers
Name:	Greg Smothers
Title:	Director

By:	/s/ Russell Otts
Name:	Russell Otts
Title:	Director

Signature Page to Amendment No. 3

CITICORP NORTH AMERICA, INC.

By:	/s/ John Miller
Name:	John Miller
Title:	Vice President

Signature Page to Amendment No. 3

ING CAPITAL LLC

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Director

Signature Page to Amendment No. 3

ROYAL BANK OF CANADA

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

Signature Page to Amendment No. 3

ROYAL BANK OF SCOTLAND PLC

By:	/s/ Sanjay Remond
Name:	Sanjay Remond
Title:	Authorised Signatory

Signature Page to Amendment No. 3

TORONTO DOMINION (TEXAS) LLC

By:	/s/ Debbi L. Brito
Name:	Debbi L. Brito
Title:	Authorized Signatory

Signature Page to Amendment No. 3

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Paul A. Squires
Name:	Paul A. Squires
Title:	Managing Director

Signature Page to Amendment No. 3

COMPASS BANK

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

Signature Page to Amendment No. 3

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Nancy M. Mak
Name:	Nancy M. Mak
Title:	Vice President

Signature Page to Amendment No. 3

GOLDMAN SACHS BANK USA

By:	/s/ Lauren Day
Name:	Lauren Day
Title:	Authorized Signatory

Signature Page to Amendment No. 3

UBS LOAN FINANCE LLC

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

Signature Page to Amendment No. 3

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Bruce E. Hernandez
Name:	Bruce E. Hernandez
Title:	Vice President

Signature Page to Amendment No. 3

COMERICA BANK

By:	/s/ Paul J. Edmonds
Name:	Paul J. Edmonds
Title:	Senior Vice President

Signature Page to Amendment No. 3

MORGAN STANLEY BANK, N.A.

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Authorized Signatory

Signature Page to Amendment No. 3

UNION BANK, N.A.

By:	/s/ Scott Gildea
Name:	Scott Gildea
Title:	Vice President

Signature Page to Amendment No. 3